                                                                    Exhibit 99.1

Information Relating to Item 14 - Other Expenses of Issuance and Distribution

     The expenses in connection with the issuance and distribution of the securities being registered pursuant to the registration statement, Registration No. 333-63790, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee .................   $ 75,000
NASD Filing Fee .....................................................     30,500
The Nasdaq National Market additional listing fee ...................     22,500
Blue Sky fees and expenses ..........................................     10,000
Printing and engraving expenses .....................................     75,000
Legal fees and expenses .............................................    200,000
Accounting fees and expenses ........................................     65,000
Transfer agent and registrar fees ...................................     10,000
Miscellaneous .......................................................     62,000
                                                                        --------
     Total ..........................................................   $550,000
                                                                        ========